DRYDEN CORE INVESTMENT FUND
	GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102





                                              October 1, 2007



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


      Re:	Dryden Core Investment Fund
             File No. 811-09999


Ladies and Gentlemen:

       Enclosed please find the Annual Report on Form N-SAR for the above referenced Fund, for the annual period ended July 31, 2007. The enclosed is being filed electronically via the EDGAR System.


                                              Yours truly,


                          /s/ Jonathan D. Shain
                                                Jonathan D. Shain
Assistant Secretary





       This report is signed on behalf of the
Registrant in the City of Newark and State of New
Jersey on the 14th day of September 2007.


	Dryden Core Investment Fund



By: /s/ Jonathan D. Shain				Witness: /s/ Floyd L. Hoelscher
Jonathan D. Shain	Floyd L. Hoelscher
       Assistant Secretary